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                                                                  Exhibit 10.24A


                               FIRST AMENDMENT TO
                     PREMISES LICENSE AND SERVICE AGREEMENT

         THIS FIRST AMENDMENT to the Premises License and Service Agreement is made and entered into this 12th day of July 2001, among Trustees of Boston University (the "University"), Beacon Telco, L.P. ("Telco") and Verilink, Inc. (the "Company").

         WHEREAS, the University, Telco and the Company are parties to the Premises License and Services Agreement, dated October 16, 2000 (the "Agreement");

         WHEREAS, the Company issued and delivered Warrants and Bonus Payments to Telco, pursuant to the terms and conditions of the Cooperative Research Agreement dated October 16, 2000 (for purposes of the first Bonus Payment) and a separate Warrant and Stockholders Agreement dated October 16, 2000 between the Company and Telco in partial consideration for the license to access certain services and premises of the University;

         WHEREAS, it was the understanding that the Company would be given access to additional premises of the University, subject to the University's discretion, as its research and development project activities grew and that Telco would provide additional consideration to the University pursuant to their previous agreements; and

         WHEREAS, the parties wish to amend certain provisions of the Agreement to reflect the additional access to the University's premises being granted to the Company.

         NOW, THEREFORE, in consideration of their mutual promises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, pursuant to the section 14.04 of the Agreement, hereby amend the Agreement as follows:

1.       Article I, Certain Definitions.

         The following term in Section 1.01 Defined Terms shall be amended to read ad follows:

                  "LICENSED PREMISES" means as applied to Company (a) approximately 3400 square feet of office space on the sixth (6th) Floor of the Building, which shall initially be Rooms 611, 613, 614 and 620, and (b) shared access to, on a basis reasonably equivalent to other users thereof as determined solely by the University in its good faith discretion, (i) the Optics Laboratory 615 on the sixth (6th) Floor of the Building; and (ii) other laboratories in the Building, and the equipment therein. Access to these other laboratories will be coordinated through the University in its sole good faith discretion.



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2.       Except as specifically amended hereby, the Agreement remains in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be signed as of the date first above written.



VERILINK CORPORATION                         TRUSTEES OF BOSTON UNIVERSITY



By:      /s/ Graham Pattison                 By:      /s/ Martin J. Howard
  ----------------------------------            --------------------------------
Name:    Graham Pattison                     Name:    Martin J. Howard
     -------------------------------              ------------------------------
Title:      CEO of Verilink                  Title:   Assistant Treasurer
      ------------------------------               -----------------------------


BEACON TELCO, L.P.

By Beacon Photonics, Inc.
     Its General Partner



By:  /s/ Alok Prasad
   ---------------------------------
     Alok Prasad, President





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